                                                                     EXHIBIT 3.1

                          ARTICLES OF INCORPORATION OF

                            POOL ENERGY SERVICES CO.

     I, the undersigned natural person of the age of eighteen or more and a citizen of the State of Texas, acting as the incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

     The name of the corporation is Pool Energy Services Co.

                                  ARTICLE TWO

     The period of its duration is perpetual.

                                 ARTICLE THREE

     The purpose for which the corporation is organized are:

     (1) To own and operate well and gas well servicing and drilling equipment, both as owner thereof and under lease from other persons and corporations, both upon leased premises owned by the corporation and under contract for other persons and corporations;

     (2) to own and operate oil, gas and mineral leases and to conduct drilling and exploration operations thereon;

     (3) To engage in the manufacture, sale, and distribution of oil, gas, and water well drilling and producing equipment and machinery;

     (4) To drill and bore wells for oil, water, gas, or any other substance and to buy, own, sell, and lease, construct and operate oil, water, and gas well machinery, tools, equipment, pipelines, and other personal property in connection therewith and necessary for said purposes;

     (5) To transport personal property of every kind and description within or without the State of Texas, whether or not for compensation; to own, lease, operate and otherwise deal in and with any and all motor vehicles and other equipment convenient for such purpose; and to do any and all acts and things necessary, convenient or capable of being carried on in connection with the foregoing or incidental to the furtherance thereof;

     (6) To engage in the general business of manufacturing, buying, selling, or otherwise dealing in and with goods, wares, merchandise and personal property of every kind and description either within or without the State of Texas.

     (7) To own all or any part of the stock or other corporations including but not limited to one or more corporations engaged in the oil and gas producing business and one or more corporations engaged in the oil pipeline business;

     (8) To do any and all lawful business for which corporations may be incorporated under the provisions of the Texas Business Corporation Act, as now provided or as may be hereafter set forth;

     (9) To conduct and carry on its business or any branch thereof in any state or territory of the United States, or in any foreign country in conformity with the laws of such state, territory, or foreign country and to have and maintain in any state, territory, or foreign country a business office, plant, store, or other facility; and

     (10) To do all and everything necessary, suitable, or proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the exercise of any other powers herein set forth, either alone or in conjunction with other corporations, firms, or individuals and either as principals or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the above-mentioned objects, purposes, or powers.

                                  ARTICLE FOUR

     The aggregate number of shares which the corporation shall have the authority to issue is Twenty-five Million ($25,000,000) shares, all of which shall be without nominal or par value.

                                  ARTICLE FIVE

     Pre-emptive rights are expressly denied.

                                  ARTICLE SIX

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                 ARTICLE SEVEN

     The power to alter, amend or repeal the Bylaws is exclusively reserved to the Directors.

                                 ARTICLE EIGHT

     Each shareholder of stock of the corporation entitled to vote shall be entitled to one vote for each share held. At each election of Directors each shareholder entitled to vote at such election shall have the right to vote, in accordance with the provisions of the Texas Business Corporation Act, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has the right to vote. Cumulative voting is expressly prohibited.

                                  ARTICLE NINE

     The street address of its initial registered office is 10375 Richmond Avenue, Houston, Texas, 77042, and the name of its initial registered agent at such address is G. G. Arms.

                                  ARTICLE TEN

     The number of Directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

          C. V. Helm  . . . . . . . . . . . . . . .      10375 Richmond Avenue
                                                         Houston, Texas 77042

          J. W. Casey   . . . . . . . . . . . . . .      10375 Richmond Avenue
                                                         Houston, Texas 77042

          F. M. Pool  . . . . . . . . . . . . . . .      c/o Pool Center
                                                         Gas Plant Road
                                                         Old Christoval Highway
                                                         San Angelo, Texas 76904

                                 ARTICLE ELEVEN

     To the fullest extent permitted by the laws of the State of Texas as the same presently exist or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director of the corporation.

                                 ARTICLE TWELVE

     The name and address of the incorporator is:

          G. G. Arms  . . . . . . . . . . . . . . .      10375 Richmond Avenue
                                                         Houston, Texas 77042

     In WITNESS WHEREOF, I have hereunto set my hand this 11th day of November, 1988.

                                        /s/ G. G. ARMS
                                        -----------------------------------
                                        G. G. Arms

STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )

     I, Susan A. Dougherty, a notary public, do hereby certify that on this 11th day of November, 1988, personally appeared before me G. G. Arms, who being by me duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements contained therein are true.


                                             /s/ SUSAN A. DOUGHERTY
                                        ----------------------------------
                                           Notary Public in and for the
                                                  State of Texas

My commission expires:

February 4, 1990
- ----------------------

                   ARTICLES OF AMENDMENT BY THE SHAREHOLDERS
                      TO THE ARTICLES OF INCORPORATION OF
                            POOL ENERGY SERVICES CO.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     ARTICLE ONE. The name of the corporation is Pool Energy Services Co.

     ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 20, 1988:

     The Articles of Incorporation of the corporation are amended by revising ARTICLE FOUR in its entirety to read as follows:

                                 "ARTICLE FOUR

     "The total number of shares that the corporation is authorized to issue is 25,049,000 shares, consisting of 25,000,000 Common shares, each of which shall be without par value, and 49,000 Preferred shares having a par value of Ten Dollars ($10.00) per share.

     "1. The holders of shares of Preferred stock shall be entitled to receive dividends at a rate equal to the stated "prime rate" per annum of Texas Commerce Bank, Houston, that is in effect at the close of business three (3) business days prior to the date on which dividends are to be paid, plus an additional two percent (2%) per annum. The "prime rate" per annum of Texas Commerce Bank, Houston, shall be the rate announced from time to time by said bank as its prime rate of interest per annum and thereafter entered into the minutes of said bank. Said dividends shall be paid quarterly when and as declared by the board of directors on the first days of March, June, September and December. Said dividends shall accrue from the date of issuance of the Preferred shares and shall be deemed to accrue from day to day whether or not earned or declared. Such dividends shall be cumulative, and if for any quarterly dividend period dividends at the rate set forth above shall not have been paid or declared or set apart therefor, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether in the form of dividends or otherwise, shall be declared or paid upon or set apart for the Common shares. The amount of dividends per share payable for each quarterly dividend period shall be computed by dividing the dividend rate for such dividend period by four and applying such rate against the par value of the Preferred shares.

     "2. The Preferred shares shall be redeemable at the option of, and at the discretion of the board of directors, in whole but not in part, at the par value thereof, together with all accrued and unpaid dividends thereon to the date of such redemption to the extent that funds of the corporation are lawfully available therefor. The redemption of Preferred shares shall be effected in accordance with the Provisions for Redemption as set forth in the Texas Business Corporation Act.

     "3. At any time beginning 90 days following the effective date of any registration statement ("Registration Statement") as filed with the United States Securities and Exchange Commission, pursuant to which the Common shares of this corporation are first issued and sold to the public and ending at the close of business on the day before the date of redemption stated in any redemption notice, the holder of Preferred shares, on surrender of his certificates for such Preferred shares at the office of the corporation, duly indorsed and delivered to the corporation together with his written notice of intention to convert, shall be entitled to convert the shares of Preferred stock into that number of fully paid and nonassessable shares of Common stock obtained by dividing the aggregate par value of the Preferred shares to be converted by an amount equal to one hundred and twenty percent (120%) of the Subscription Price, as defined in the Registration Statement. Should any increases or reduction in the number of outstanding shares of Common stock occur after the date of the first issuance of the Preferred stock by reason of any split, share dividend, merger, consolidation, or other capital change or reorganization affecting the number of outstanding Common shares, the number of Common shares to be issued to the holder of the Preferred shares must be fairly and equitably adjusted by appropriate amendment of this subparagraph so as fairly and equitably to preserve as far as reasonably possible the original conversion rights of all the Preferred shares. Any amendment and adjustment necessitated by any increases or reduction in the number of the outstanding shares of Common stock must be accomplished before any notice of redemption may be given to the Preferred shareholders.

     "The corporation shall at all times reserve and keep available, out of its authorized but unissued Common shares, solely for the purpose of conversion of its Preferred shares, such number of Common shares as shall be sufficient to effect the conversion of all Preferred shares from time to time outstanding, and the corporation shall obtain and keep in force such permits as may be required in order to enable the corporation lawfully to issue and deliver such number of Common shares. On conversion, no fractional Common share shall be issued, but in lieu thereof the corporation shall pay therefor in cash.

     "4. In the event of any voluntary of involuntary liquidation, dissolution or winding up of the corporation, the holders of the Preferred shares shall receive an amount equal to the par value of such shares, plus all accrued and unpaid dividends whether or not earned or declared before any distribution shall be made to the holders of the Common shares.

     "5. In the event the closing price of the Common shares, as reported on a national stock exchange, or the closing bid price as reported in the over-the-counter market, shall be less than eighty percent (80%) of the Subscription Price, as defined in the Registration Statement, for any ten (10) days during a consecutive thirty (30)-day period, the holder(s) of all of the issued and outstanding Preferred shares may, at its or their option, require the corporation to purchase all, but not less than all, of such Preferred shares as follows:

     "a. The purchase price shall be Ten Dollars ($10) per share, plus all accrued and unpaid dividends thereon to the date of such purchase.

     "b. Such right shall be exercised, if at all, by the delivery of written notice thereof, signed by all holders of the Preferred shares, to the Treasurer of the corporation at the offices of the corporation in Houston, Texas, not less than thirty (30) nor more than sixty (60) days prior to the date such right is to be exercised. Payment of the purchase price shall be made in cash or by certified or cashier's check that shall be delivered upon surrender of certificates, duly indorsed, representing all of the issued and outstanding shares of Preferred stock.

     "c. If the obligation to purchase shares hereunder shall be prohibited or restricted by any provision of the laws of the State of Texas or the Articles of Incorporation or any debt instrument of the corporation, such obligation shall be suspended until such time as the purchase of such shares may be accomplished without violating any such provision.

     "6. Preferred shares converted or redeemed as herein provided shall be cancelled and may not be reissued.

     "7. Except as otherwise provided by law or these Articles, the Common shareholders have exclusive voting rights and power."

     ARTICLE THREE. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                      Class                Number of Shares
                      -----                ----------------
                  Common Stock                    10

     ARTICLE FOUR. The number of shares of each class voted for and against such amendment, respectively, was:

                       Class               Number of Shares Voted
                       -----               ----------------------
                                           For            Against
                                           ---            -------
                  Common Stock             10               -0-


                                           POOL ENERGY SERVICES CO.


Dated: December 21, 1988                   By      /s/ CY HELM
                                             -------------------------
                                                   Its Chairman

                                  STATEMENT OF
                       CANCELLATION OF REDEEMABLE SHARES

To the Secretary of State
  of the State of Texas:

     Pursuant to the provisions of Article 4.10 of the Texas Business Corporation Act, the undersigned corporation submits the following statement of cancellation by redemption or purchase of redeemable shares of the corporation.

     1.   The name of the corporation is Pool Energy Services Co.

     2. The number of redeemable shares cancelled through redemption or purchase is 49,000, itemized as follows:

                                                   Number of
                              Class                 Shares
                              -----                ---------
                          Preferred Stock            49,000

     3. The aggregate number of issued shares of the corporation after giving effect to such cancellation is 610, itemized as follows:

                                                                    Number of
                             Class                 Series            Shares
                             -----                 ------           ---------
                          Common Stock               --                610

                                                                    ---------
                                  Total                                610

     4. The amount of the stated capital of the corporation after giving effect to such cancellation is $10,000.

     5. The number of shares that the corporation has authority to issue after giving effect to the cancellation is 25,000,000, itemized as follows:

                                                                    Number of
                              Class                Series            Shares
                              -----                ------           ---------
                          Common Stock               --             25,000,000

                                                                    ----------
                                  Total                             25,000,000

Dated this 11th day of April, 1990.

                                        Pool Energy Services Co.


                                        By  /s/ G.G. ARMS
                                          ------------------------------
                                           G.G. Arms, Vice President

                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                            POOL ENERGY SERVICES CO.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     ARTICLE ONE. The name of the corporation is Pool Energy Services Co.

     ARTICLE TWO. The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on April 11, 1990.

     The Articles of Incorporation of the corporation are amended by revising ARTICLE FOUR in its entirety to read as follows:

                                  ARTICLE FOUR

          The total number of shares that the corporation is authorized to issue is 25,001,000 shares, consisting of 25,000,000 shares of common stock, without par value ("Common Stock"), and 1,000 shares of preferred stock, without par value ("Preferred Stock").

          The following is a statement of the designations and the powers, preferences, relative rights and privileges and the restrictions, limitations and qualifications, of the classes of stock of the corporation.

                           Section I. Preferred Stock

          (1) Dividends. The holders of the Preferred Stock shall not be entitled to receive dividends thereon.

          (2) Redemption. The Preferred Stock is not redeemable.

          (3) Voting Rights of Preferred Stock. Except as otherwise required by law and as set forth below in this subparagraph (3), holders of the Preferred Stock shall not be entitled to vote on any matter to be voted on by holders of the Common Stock.

               (a) Whenever and so long as ENSERCH Corporation or any of its affiliates (collectively "ENSERCH") is the holder of all of the outstanding shares of Preferred Stock, ENSERCH, voting separately as a class, shall be entitled, at any annual meeting of the shareholders or special meeting held in place thereof, to elect two directors to the Board of Directors of the corporation.

               (b) Whenever and so long as ENSERCH is the holder of all of the outstanding shares of Preferred Stock and an Event of Default as defined in Section 21 (a "Default") of that certain Contingent Support Agreement between the corporation and ENSERCH dated on or about April 13, 1990 ("Contingent Support Agreement") shall have occurred and be continuing, then and in such event, the authorized number of directors of the corporation shall be increased and ENSERCH, voting separately as a class, shall be entitled, at any annual meeting of the shareholders or special meeting held in place thereof, or in lieu of a meeting by written consent of ENSERCH, to elect that number of directors just constituting a majority of the Board of Directors; provided, however, any designee of ENSERCH serving on the Board of Directors of the corporation pursuant to subparagraph (a) above shall be deemed a director representing the Preferred Stock under this subparagraph (b), and further provided, that none of the directors required to be added pursuant to subparagraph (b) (the "Additional Directors") shall be an officer, director, or employee of ENSERCH or an affiliate thereof. Such right of ENSERCH to elect Additional Directors may be exercised until all Defaults under the Contingent Support Agreement shall have been cured or waived, and when so cured or waived, then the right of ENSERCH to elect such Additional Directors under this subparagraph (b) shall cease, but subject always to the same provisions for the vesting of such voting rights in the case of any such future Default or Defaults. At any time after such right to elect Additional Directors shall have so vested in ENSERCH, the Secretary of the corporation, upon the written request of ENSERCH addressed to him at the principal office of the corporation, shall call a special meeting of the holders of the Preferred Stock for the election of the Additional Directors, to be held within forty (40) days after delivery of such request and at the place and upon the notice provided by law and in the bylaws for the holding of meetings of shareholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than ninety (90) days before the date fixed for the next ensuing annual meeting of shareholders. No such special meeting and no adjournment thereof shall be held on a date less than thirty
          (30) days before the annual meeting of the shareholders or special meeting held in place thereof. At any annual meeting or special meeting called for the election of Additional Directors, the absence of a quorum of the holders of the Common Stock shall not invalidate or otherwise prevent the conduct of the meeting for the purpose of the election of the Additional Directors. The Additional Directors so elected shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that whenever ENSERCH shall be divested of voting power as above provided, the terms of office of all persons elected as Additional Directors under this subparagraph (b) shall forthwith terminate, and the number of the Board of Directors shall be reduced accordingly. Anything in this subparagraph (b) to the contrary notwithstanding, ENSERCH, so long as it owns all of the outstanding shares of Preferred Stock, may, at any time a Default exists, waive any notice and call of meeting and elect the Additional Directors by written consent in lieu of a meeting.

               (c) In the event of the resignation, death or removal of a director elected pursuant to subparagraphs (a) or (b) above (except for directors whose terms of office terminate by the curing or waiver of Defaults as provided in subparagraph (b) above), the vacancy or vacancies shall be filled by a majority vote of the directors then in office. Any director so elected may be removed from office by vote of ENSERCH, as long as ENSERCH owns all of the shares of Preferred Stock, at a special meeting of the holders of the Preferred Stock that may be called on the written request of ENSERCH, as holder of all of the shares of Preferred Stock. The Secretary of the corporation shall, in any event, within ten (10) days after delivery to the corporation at its principal office of a request to such effect signed by ENSERCH, as holder of all of the shares of Preferred Stock, call a special meeting for such purpose to be held within forty (40) days after delivery of such request; provided, however, that the Secretary shall not be required to call such a special meeting in the case of any such request received less than ninety
          (90) days before the date fixed for the next ensuing annual meeting of sharesholders. Anything in this subparagraph (c) to the contrary not withstanding, ENSERCH, as long as it owns all of the outstanding shares of Preferred Stock, may at any time remove a director who was selected by the majority vote of the board to fill a vacancy as provided in this subparagraph (c) and/or elect a director or directors to fill a vacancy or vacancies by written consent in lieu of a meeting and thereby waive any notice and call of meeting.

               (d) So long as any shares of the Preferred Stock are outstanding, the corporation shall not, without the affirmative vote of the holders of a majority of the Preferred Stock, adopt an amendment to these Articles of Incorporation if such amendment would
          (i) authorize or create, or increase the authorized amount of, any class of stock which is entitled to voting rights inconsistent with the outstanding Preferred Stock, (ii) increase the authorized number of shares of Preferred Stock, (iii) change any of the rights or preferences of the then outstanding Preferred Stock or (iv) materially alter any other provisions of the outstanding Preferred Stock or the Common Stock of the corporation.

               Each share of the Preferred Stock shall entitle the holder thereof to one vote on all matters on which holders of Preferred Stock are entitled to vote.

          (4) Priority of Preferred Stock. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or otherwise, after payment or provision for payment of debts and other liabilities of the corporation, the holders of the Preferred Stock shall be entitled to receive out of the remaining assets of the corporation the amount of One Dollar ($1.00) in cash for each share of Preferred Stock before any distribution or payment shall be made to the holders of any other series of Preferred Stock, any other class of stock ranking junior to the Preferred Stock, or the Common Stock of the Corporation. After payment to the holders of the Preferred Stock of the full preferential amounts distributable to them as aforesaid, the holders of the Preferred Stock will have no other rights or claims to any of the remaining assets of the Company either upon the distribution of such assets or upon dissolution, liquidation or winding up.

          Neither the consolidation nor merger of the corporation with or into any other corporation, nor any sale, lease, exchange or conveyance of all or any part of the property, assets or business of the corporation, nor any liquidation, dissolution or winding up occurring substantially concurrently with any such sale, lease, exchange of conveyance, shall be deemed to be a voluntary liquidation, dissolution or winding up of the corporation within the meaning of this Section (4).

                            Section II. Common Stock

          (1) Dividends. Subject to the preferential rights, if any, of the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor.

          (2) Priority of Common Stock. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of the Common Stock held by each.

          (3) Voting Rights. Except as may otherwise be required by law or the Articles of Incorporation of the corporation, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of each matter voted upon by the stockholders.

     The Articles of Incorporation are amended by revising ARTICLE FIVE in its entirety to read as follows:

                                  ARTICLE FIVE

          No shareholder of the corporation shall by reason of his holding shares of any class have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares of any class of the corporation now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying any right, option or warrant to subscribe to or acquire shares of any class now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting rights of such shareholders, and the Board of Directors may issue or authorize the issuance of shares of any class, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe to or acquire shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

     The Articles of Incorporation of the corporation are amended by revising ARTICLE EIGHT in its entirety to read as follows:

                                 ARTICLE EIGHT

     Cumulative voting is expressly prohibited.

     ARTICLE THREE. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

            Class                 Number of Shares
            -----                 ----------------
         Common Stock                   610

     ARTICLE FOUR. The number of shares of each class voted for and against such amendment, respectively, was:

         Class                             Number of Shares Voted
         -----                             ----------------------
                                           For            Against
                                           ---            -------
         Common Stock                      610              -0-



                                        POOL ENERGY SERVICES CO.

Dated: April 12, 1990                   By:  /s/ J. T. JONGEBLOED
                                           ------------------------------
                                                   President

                            ARTICLES OF AMENDMENT

                     TO THE ARTICLES OF INCORPORATION OF

                           POOL ENERGY SERVICES CO.


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     ARTICLE ONE. The name of the corporation is Pool Energy Services Co.

     ARTICLE TWO. The Articles of Incorporation of the corporation are amended by revising the first paragraph of Article Four thereof so that it shall read as follows:

     The total number of shares that the corporation is authorized to issue is 40,001,000 shares, consisting of 40,000,000 shares of common stock, without par value ("Common Stock"), and 1,000 shares of preferred stock, without par value ("Preferred Stock").

     ARTICLE THREE. The foregoing amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on May 2, 1996.

     ARTICLE FOUR. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                Class                            Number of Shares
                -----                            ----------------

            Common Stock                             14,083,858

     ARTICLE FIVE. The number of shares of each class voted for and against such amendment, respectively, was:

                                              Number of Shares Voted
                                              ----------------------
                Class                         For            Against
                -----                         ---            -------

            Common Stock                      10,156,036     2,685,520


Dated:  May 3, 1996

                                         POOL ENERGY SERVICES CO.

                                    By:  /s/ G. G. ARMS
                                         -------------------------------------
                                         Vice President and General Counsel